NEWS FROM
TRANS-INDUSTRIES                                                    EXHIBIT 99.1

Trans-Industries, Inc. - 2637 S. Adams Road - Rochester Hills, MI 48309




FOR IMMEDIATE RELEASE
MONDAY MAY 24, 2004


                    TRANS-INDUSTRIES, INC. ANNOUNCES AUDITORS
                     HAVE DECLINED TO STAND FOR REELECTION;
                  NO DISAGREEMENTS WITH AUDITORS ON ACCOUNTING
                            PRINCIPLES OR PRACTICES

ROCHESTER HILLS, MICHIGAN -- MAY 24, 2004 - TRANS-INDUSTRIES, INC. (NASDAQ:
TRNI), today announced that on May 18, 2004, the Company was advised by independent auditors, Grant Thornton, LLP, that they have declined to stand for reelection as the Company's independent auditors. On May 24, 2004, Trans-Industries received a letter from Grant Thornton confirming that the client-auditor relationship between Trans-Industries, Inc. and Grant Thornton, LLP has ceased.

In connection with the audits of the Company's two most recent fiscal years ended December 31, 2002 and 2003 and for the period January 1, 2004 through April 30, 2004, the Company had no disagreements with Grant Thornton on any matter of accounting principle practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the consolidated financial statements of the Company Trans-Industries has had a working relationship with Grant Thornton over the past 10 years since their engagement in 1994 as Trans-Industries independent auditors. The cessation of the client-auditor relationship between Trans-Industries and Grant Thornton was not recommended or approved by Trans-Industries Board of Directors, or by the Audit Committee of Trans-Industries Board of Directors.

Trans-Industries Audit Committee has begun the process of conducting its search for and interviewing new independent auditors.

ABOUT THE COMPANY:
The Company is a leading provider of lighting systems and related components to the mass transit market as well as a supplier of information hardware and software solutions on Intelligent Transportation Systems (ITS) and mass transit projects. ITS utilizes integrated networks of electronic sensors, signs and software to monitor road conditions, communicate information to drivers and help transportation authorities better manage traffic flow across their existing infrastructures.




                                       6